UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Gainsco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GAINSCO, INC.

1445 Ross Avenue, Suite 5300

Dallas, Texas 75202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2003

TO THE SHAREHOLDERS:

The annual meeting of the shareholders of GAINSCO, INC. will be held in the Garden Room at the Fairmont Hotel Dallas, North Tower Terrace Level, 1717 North Akard Street, Dallas, Texas 75201, on May 19, 2003, at 9:00 a.m. (Dallas time) for the following purposes:

1.	To elect a Board of Directors consisting of eight persons.

2.	To approve the appointment of KPMG LLP as independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Only shareholders of record as of the close of business on April 11, 2003 will be entitled to notice of or to vote at this meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being mailed to shareholders of record at the record date concurrently with the mailing of this proxy statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY OR VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED IN THE EVENT YOU CHOOSE TO MAIL YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS

SAM ROSEN,

Secretary

Dallas, Texas

April 22, 2003

GAINSCO, INC.

1445 Ross Avenue, Suite 5300

Dallas, Texas 75202

PROXY STATEMENT

For The

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2003

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of GAINSCO, INC., a Texas corporation (the “Company”), for use in connection with the annual meeting of the shareholders of the Company (the “Meeting”) to be held in the Garden Room at the Fairmont Hotel Dallas, North Tower Terrace Level, 1717 North Akard Street, Dallas, Texas 75201, on May 19, 2003, at 9:00 a.m. (Dallas Time) and at any adjournment thereof. This Proxy Statement and the form of proxy were first mailed to security holders on or about April 22, 2003.

The solicitation of proxies is being made and paid for by the Company. In addition to soliciting proxies by use of the mails, the Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $5,000 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022-4799.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the recordholder a proxy issued in your name.

RECORD DATE AND VOTING SECURITIES

Only holders of record as of the close of business on April 11, 2003 (the “Record Date”) of shares of the Company’s common stock, par value $.10 per share (“Common Stock”), Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Redeemable Preferred Stock (“Series B Preferred Stock”) will be entitled to vote on matters presented at the Meeting. Goff Moore Strategic Partners, L.P., a Texas limited partnership (“GMSP”), holds all of the outstanding Series A Preferred Stock, and ING Pilgrim Capital Corporation, LLC, an assignee of Robert W. Stallings in connection with a plan for his benefit, holds all of the outstanding Series B Preferred Stock.

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. Each share of Series B Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. The

Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as a single class on all matters expected to come before the Meeting.

On the Record Date there were outstanding 21,169,736 shares of Common Stock, 31,620 shares of Series A Preferred Stock, which shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock, and 3,000 shares of Series B Preferred Stock, which shares of Series B Preferred Stock were convertible into an aggregate of 1,333,333 shares of Common Stock. Together these shares constituted all of the outstanding shares entitled to vote at the meeting (collectively, the “Voting Stock”). References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on the Record Date and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

A majority of the shares of Voting Stock outstanding on the Record Date constitutes a quorum. Cumulative voting is not permitted.

Directors are elected by plurality vote and, therefore, the eight nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares of Voting Stock represented at the Meeting in person or by proxy are counted in determining the presence of a quorum, but only the affirmative vote of the holders of a majority of the shares voting “FOR” or “AGAINST” any matter other than the election of directors is required for its approval. Abstentions and broker non-votes are not counted and will be treated as shares not entitled to vote.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 7, 2003, the number of shares of Common Stock beneficially owned (as defined by the rules of the Securities and Exchange Commission (the “SEC”)) by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the other Named Executives (defined below, see “Executive Compensation – Summary Compensation Table”) for the year ended December 31, 2002, and (iv) all of the executive officers of the Company as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares(2)		Percent of Voting Stock(3)
Goff Moore Strategic Partners, L.P., John C. Goff and Hugh Balloch	10,406,000	(4)	32.7%
Robert W. Stallings	2,383,333	(5)	8.0%
Oppenheimer Group	1,678,500	(6)	5.8%
Glenn W. Anderson	744,267	(7)	2.5%
Joel C. Puckett	505,221	(8)	1.8%
Sam Rosen	251,297	(9)	*
Daniel J. Coots	109,055	(10)	*
John H. Williams	70,962	(11)	*
Richard M. Buxton	71,351	(12)	*
Harden H. Wiedemann	60,220	(13)	*
McRae B. Johnston	49,960	(14)	*
Richard A. Laabs	11,939	(15)	*
Michael Johnston	6,740	(16)	*
Jackiben N. Wisdom	4,051	(17)	*
Directors and executive officers as a group (16 persons)	14,702,503	(18)	43.3%

*	Less than 1%

(1)	On April 7, 2003, there were outstanding 21,169,736 shares of Common Stock, 31,620 shares of Series A Preferred Stock and 3,000 shares of Series B Preferred Stock. The shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock and were held entirely by GMSP, and the shares of Series B Preferred Stock were convertible into 1,333,333 shares of Common Stock and were held entirely by ING Pilgrim Capital Corporation, LLC, an assignee of Robert W. Stallings in connection with a plan for his benefit. Each share of Series A Preferred Stock and Series B Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible. Together with the Common Stock, these shares constituted all of the Voting Stock. On April 7, 2003, there were 28,703,069 shares of Voting Stock outstanding.

(2)	Each person named below has the sole investment and voting power with respect to all shares of Voting Stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition, of the security, in each case irrespective of the persons’ economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days (x) through the exercise of any option or warrant or (y) through the conversion of another security.

(3)	In determining the percent of Voting Stock owned by a person (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 28,703,069 shares in the aggregate of Voting Stock outstanding on April 7, 2003 and (ii) any shares of Common Stock which the person has the right to acquire within sixty days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)	Includes (a) 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (b) 1,064,000 shares of Common Stock beneficially owned by GMSP, (c) 42,000 shares of Common Stock that Mr. Goff has the right to acquire within 60 days through exercise of options granted under the Company’s 1995 Stock Option Plan (“1995 Option Plan”), (d) 3,100,000 shares of Common Stock issuable upon exercise of a warrant expiring October 4, 2004 (the “Series A Warrant”) to purchase 1,550,000 shares of Common Stock, subject to adjustment, at an exercise price of $2.25 per share, and a warrant expiring October 4, 2006 (the “Series B Warrant”) to purchase 1,550,000 shares of Stock, subject to adjustment, at an exercise price of $2.5875 per share. See “Election of Directors—Certain Transactions—Transactions with Goff Moore Strategic Partners, L.P.” Mr. Goff may be deemed the beneficial owner of the shares of Common Stock beneficially owned by GMSP because he is a Managing Principal of GMSP, is the owner of 82.3% of the limited partner interests in the limited partnership that is the managing general partner of GMSP and 100% of the membership interests in the limited liability company which is its general partner, and is a designee of GMSP on the Board. Mr. Balloch disclaims any beneficial interest in the shares of Common Stock beneficially owned by GMSP and Mr. Goff, and is associated with those shares only because he is a principal of GMSP and one of its designees on the Board. The address of GMSP is 777 Main Street, Suite 2250, Fort Worth, Texas 76102.

(5)	Consists of (a) 1,333,333 shares of Common Stock which ING Pilgrim Capital Corporation, LLC, an assignee of Mr. Stallings in connection with a plan for his benefit, may acquire upon conversion of 3,000 shares of Series B Preferred Stock; and (b) 1,050,000 shares of Common Stock issuable upon exercise of a warrant expiring March 23, 2006 to purchase shares of Common Stock. See “Election of Directors—Certain Transactions—Transactions with Robert W. Stallings.”

(6)	Based on information set forth in a Schedule 13D, filed April 25, 2002, these shares were reported, as of April 25, 2002, to be beneficially owned by the Oppenheimer Group, which consists of (a) Oppenheimer-Spence Financial Services Partnership, L.P., a Delaware limited partnership, which held 1,321,800 shares of Common Stock, (b) Oppenheimer-Close International, Ltd., a Bermuda limited liability mutual fund company, which held 76,700 shares of Common Stock, (c) Philip V. Oppenheimer, an individual U.S. citizen, who held 140,000 shares of Common Stock, and (d) Michael W. Malafronte, an individual U.S.

citizen, who held 140,000 shares of Common Stock (Messrs. Oppenheimer and Malafronte disclaimed beneficial ownership of any shares of Common Stock not attributed to them in (c) and (d), respectively).

(7)	Includes 619,710 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days through the exercise of options granted pursuant to his Employment Agreement with the Company and the Company’s 1998 Long-Term Incentive Plan (“1998 Incentive Plan”), and 13,057 shares of Common Stock held by the Company’s 401(k) Plan (“401(k) Plan”) for the account of Mr. Anderson as beneficiary; excludes options covering 190,000 shares granted to Mr. Anderson under the 1998 Incentive Plan which are not exercisable within 60 days.

(8)	Includes 51,927 shares of Common Stock held by the Joel Puckett Self-Employed Retirement Trust and 92,400 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(9)	Includes 3,163 shares of an IRA for Mr. Rosen’s wife. Mr. Rosen disclaims beneficial ownership of those shares. Also includes 35,065 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff & Miller, L.L.P. Profit Sharing Plan, 3,163 shares of Common Stock held by Mr. Rosen’s IRA and 92,400 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P.

(10)	Includes 41,920 shares of Common Stock held by the 401(k) Plan for the account of Mr. Coots as beneficiary and 47,135 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(11)	Includes 50,400 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(12)	Includes 6,987 shares of Common Stock held by the 401(k) Plan for the account of Mr. Buxton as beneficiary and 49,364 shares of Common Stock that Mr. Buxton has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(13)	Includes 58,800 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(14)	Includes 8,960 shares of Common Stock that Mr. Johnston has the right to acquire within 60 days through the exercise of options granted under the 1998 Incentive Plan. In December 2002, Mr. Johnston resigned his employment with the Company and all but one of its subsidiaries with which he remained employed until March 2003.

(15)	Includes 2,939 shares of Common Stock held by the 401(k) Plan for the account of Mr. Laabs as beneficiary and 9,000 shares of Common Stock that Mr. Laabs has the right to acquire within 60 days through the exercise of options granted under the 1998 Incentive Plan. Mr. Laabs resigned his employment with the Company in January 2003.

(16)	Includes 6,740 shares of Common Stock that Mr. Johnston has the right to acquire within 60 days through the exercise of options granted under the 1998 Incentive Plan.

(17)	Includes 3,031 shares of Common Stock held by the 401(k) Plan for the account of Mr. Wisdom as beneficiary and 1,020 shares of Common Stock that Mr. Wisdom has the right to acquire within 60 days through the exercise of options granted under the 1998 Incentive Plan.

(18)	Includes (a) 79,451 shares of Common Stock held by the 401(k) Plan for the account of executive officers, (b) 1,094,403 shares of Common Stock that directors and executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan and pursuant to Mr. Anderson’s Employment Agreement with the Company, (c) 1,064,000 shares of Common Stock held by GMSP, of which Mr. Goff is a managing principal and Mr. Balloch is a principal, and 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (d) 1,333,333 shares of Common Stock which ING Pilgrim Capital Corporation, LLC, an assignee of Mr. Stallings in connection with a plan for his benefit, may acquire upon conversion of 3,000 shares of Series B Preferred Stock, (e) 1,050,000 shares of Common Stock issuable to Mr. Stallings upon exercise of a warrant to purchase shares of Common Stock, and (f) 3,100,000 shares of Common Stock that GMSP currently has the right to acquire through exercise of the Series A Warrant and Series B Warrant.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees

In accordance with the bylaws of the Company, the Board has fixed eight as the number of directors and has nominated the following eight candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Each candidate is currently serving as a director and is currently serving on the Board committees indicated in the following list.

Name	Age	Director Since
Glenn W. Anderson(3)(4)(5)	50	1998

Mr. Anderson has served as President and Chief Executive Officer of the Company since April 17, 1998. Prior to joining the Company, Mr. Anderson served as Executive Vice President of USF&G Corporation and as President of the Commercial Insurance Group of United States Fidelity & Guaranty Company, positions which he held since 1996. From 1995 to 1996 he served as Executive Vice President, Commercial Lines of that company. Mr. Anderson served from 1993 to 1995 as Senior Vice President, Commercial Lines Middle Market, for USF&G Corporation. Mr. Anderson has been engaged in the property and casualty business since 1975.

Hugh Balloch	47	2002

Mr. Balloch is a principal of GMSP. Prior to joining GMSP in January 1999, Mr. Balloch served as Managing Director in charge of Portfolio Liquidation for Chase Manhattan Bank. Mr. Balloch is a director of OpenConnect Systems, Inc.

Name	Age	Director Since
John C. Goff(3)	47	1997

Mr. Goff is Chief Executive Officer and Vice Chairman of the Board of Trust Managers of Crescent Real Estate Equities Co. (NYSE—CEI) (“CEI”), Sole Director and Chief Executive Officer of Crescent Real Estate Equities Ltd. Partnership (“CREELP”) and Managing Principal of GMSP. Mr. Goff is a director of The National Association of Real Estate Investment Trusts. Crescent Operating, Inc., an entity spun off by CEI and CREELP to their respective stockholders and limited partners and of which Mr. Goff had been President and Chief Executive Officer until he resigned in February 2002, filed a stockholder approved pre-packaged Chapter 11 bankruptcy reorganization plan in March 2003.

Joel C. Puckett(1)(3)(5)(6)	59	1979

Mr. Puckett was elected non-executive Vice Chairman of the Board on September 6, 2001. Prior to that time, Mr. Puckett had served as non-executive Chairman of the Board since April 1998. Mr. Puckett is a certified public accountant located in Minneapolis, Minnesota. Mr. Puckett has been engaged in the private practice of accounting since 1973.

Sam Rosen(2)	67	1983

Mr. Rosen has served as the Secretary of the Company since 1983. Mr. Rosen is a partner with the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. He has been a partner in that firm or its predecessor since 1966. Mr. Rosen is a director of AZZ incorporated (NYSE—AZZ).

Robert W. Stallings(3)	52	2001

Mr. Stallings has been non-executive Chairman of the Board since September 6, 2001, and prior to that time served as non-executive Vice Chairman of the Board since March 30, 2001. Mr. Stallings currently serves as Chairman and President of Stallings Capital Group, Inc., a Dallas-based merchant banking firm specializing in the financial services industry. In addition, he is a trust manager of Crescent Real Estate Equities Co. (NYSE—CEI) and a director of Texas Capital Bancshares, Inc. He is the retired Chairman and founder of ING Pilgrim Capital Corporation, a $20 billion asset management firm which was acquired by ING Group in September 2000 and with which he had been associated from 1991.

Name	Age	Director Since
Harden H. Wiedemann(1)(2)(6)	50	1989

Mr. Wiedemann has been a consultant to numerous companies in the Dallas, Texas area since January 2001. Prior to such time, Mr. Wiedemann was Chairman and Chief Executive Officer of Assurance Medical, Incorporated, a company providing independent oversight of drug testing, with which he had been associated since 1991. Mr. Wiedemann filed a Chapter 7 personal bankruptcy petition in 2001 and received a discharge in 2002.

John H. Williams(1)(2)(3)(5)(6)	69	1990

Mr. Williams served until his retirement on July 31, 1999, as a Senior Vice President, Investments with Everen Securities, Inc. and had been a principal of that firm or its predecessors since May 1987. Prior to that time, Mr. Williams was associated with Thomson McKinnon Securities, Inc. and its predecessors from 1967. Mr. Williams is currently managing his personal investments, and is a director of Clear Channel Communications, Inc. (NYSE—CCU).

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Executive Committee.
(4)	Member of the 401(k) Plan Investment Committee.
(5)	Member of the Investment Committee.
(6)	Member of the Nominating Committee.

All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board may nominate. No family relationship exists among the directors, executive officers or nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE EIGHT PERSONS NOMINATED BY MANAGEMENT.

Organization of the Board; Meetings

The Company has an Audit Committee, a Compensation Committee, an Executive Committee, a 401(k) Plan Investment Committee, an Investment Committee and a Nominating Committee.

Audit Committee. The Audit Committee’s functions are set forth in the Audit Committee Charter, which the Board adopted on February 24, 2000. The Audit Committee’s functions currently include evaluating, and recommending to the Board the engagement of, the Company’s independent certified public accountants, reviewing the results of their auditing findings, and monitoring on a periodic basis the internal controls of the Company. The Audit Committee currently consists of Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams. The Audit Committee had nine meetings during 2002. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee establishes the compensation of officers of the Company, administers the 1995 Stock Option Plan (“1995 Option Plan”) and the 1998 Long-Term Incentive Plan (“1998 Incentive Plan”), prepares recommendations to the Board on the adoption of stock option and other incentive plans, and grants stock options. The Compensation Committee currently consists of John H. Williams, Chairman, Sam Rosen and Harden H. Wiedemann. The Compensation Committee had four meetings during 2002. See “Report of the Compensation Committee on Executive Compensation.”

Executive Committee. The Executive Committee, during intervals between meetings of the Board, has the authority to exercise all of the powers of the full Board over all matters other than certain extraordinary corporate matters and those matters coming specifically within the purview of other committees of the Board. The Executive Committee is composed of Glenn W. Anderson, Chairman, John C. Goff, Joel C. Puckett, Robert W. Stallings and John H. Williams. The Executive Committee had three meetings in 2002.

401(k) Plan Investment Committee. The 401(k) Plan Investment Committee’s functions include overseeing and administering the affairs of the Company’s 401(k) Plan (“401(k) Plan”). The 401(k) Plan Investment Committee is composed of Glenn W. Anderson, Chairman, and Daniel J. Coots, who serves as an advisory member. The 401(k) Plan Investment Committee had no meetings in 2002.

Investment Committee. The Investment Committee’s functions include, when applicable, review of the management of the Company’s portfolio of investment securities. Pursuant to certain Investment Management Agreements, GMSP manages the investment portfolios of the Company and its insurance company subsidiaries. See “Certain Transactions – Transactions with Goff Moore Strategic Partners, L.P.” The Investment Committee prescribes the investment policies to be followed under these Investment Management Agreements and specifically approves any investments to be made in situations where GMSP is an interested party. The Investment Committee currently consists of John H. Williams, Chairman, Glenn W. Anderson, Joel C. Puckett and Daniel J. Coots, who serves as an advisory member. The Investment Committee had two meetings in 2002.

Nominating Committee. The function of the Nominating Committee is to consider individuals to recommend to the Board for inclusion among management’s nominees. The Nominating Committee will consider director candidates recommended by shareholders if the name and qualifications of the candidates are timely presented to the Chairman of the Committee. The Nominating Committee currently consists of Joel C. Puckett, Chairman, Harden H. Wiedemann and John H. Williams. The Nominating Committee had one meeting in 2002.

Full Board of Directors. During 2002, there were a total of seven meetings of the Board. During 2002, all of the Company’s directors other than Mr. Goff attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which they served. During 2002, there were nine meetings of the Audit Committee, four meetings of the Compensation Committee, three meetings of the Executive Committee, no meetings of the 401(k) Plan Investment Committee, two meetings of the Investment Committee, and one meeting of the Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the Section 16(a) reports filed pursuant to events occurring in fiscal year 2002 furnished to it, the Company believes the persons who were required to file Section 16(a) reports in respect to their Section 16(a) ownership of Common Stock have filed on a timely basis all Section 16(a) reports required to be filed by them.

Certain Transactions

Glenn W. Anderson Employment Agreement

On April 17, 1998, Mr. Anderson assumed the position of President and Chief Executive Officer of the Company under an employment agreement (the “Anderson Employment Agreement”) negotiated between Mr. Anderson and the outside directors prior to his agreeing to join the Company. The Anderson Employment Agreement provided that Mr. Anderson was to receive an annual base salary of $340,000, various other benefits and a non-qualified stock option to purchase 579,710 shares of Common Stock at an exercise price currently fixed at $5.75 per share and expiring July 24, 2003.

The Anderson Employment Agreement provided for an initial four year term. On each anniversary of its making, the Anderson Employment Agreement automatically extends for an additional one year period, unless either the Company or Mr. Anderson delivers written notice to the other party at least thirty days prior to the anniversary. The Anderson Employment Agreement permits termination of Mr. Anderson for cause with payment of salary accrued to the date of termination. If Mr. Anderson’s employment is terminated without cause, he will be entitled to an amount equal to thirty-six multiplied by 150% of his then current monthly rate of base salary. The Company also entered into a change in control agreement with Mr. Anderson. See “Executive Compensation — Change in Control Agreements” below. If Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his change in control agreement.

Executive Severance Agreements

Because of their importance to the Company, in August 2002 the Company entered into executive severance agreements with two senior executives, Richard M. Buxton and Daniel J. Coots. The agreements generally provide that the Company shall pay the executive, upon termination of the employment of the executive by the Company without cause or by the executive with good reason during the term of the agreement, a lump sum severance amount equal to the base annual salary of the executive as of the date that the executive’s employment with the Company ends. The current base annual salaries of Messrs. Buxton and Coots are $170,000 and $155,000, respectively. The executive severance agreements do not supersede the change in control agreements or any other severance agreements the employees may have with the Company. Richard A. Laabs, a former senior executive of the Company, also entered into an executive severance agreement with the Company in August 2002, but did not receive any severance payments pursuant to such agreement when he resigned his employment with the Company in January 2003.

Retention Incentive Agreements

The Company entered into retention incentive agreements with sixteen of its employees, three of whom are officers of the Company. Each of the retention incentive agreements generally requires that the Company pay the applicable employee an amount based upon the employee’s annual base salary, less amounts owed by the Company to the employee pursuant to any change in control or severance agreements the employee may have with the Company. The Company’s obligation to make payments under each retention incentive agreement is conditioned upon the employee remaining in the employ of the Company through a specified date, unless terminated earlier by the Company without cause or by the employee with good reason. The Company could be obligated to make up to an aggregate of approximately $793,000 in payments under the retention incentive agreements. Other than Jackiben N. Wisdom (who was not one of the Named Executives of the Company at the time he entered into his retention incentive agreement), none of the Named Executives of the Company are parties to the retention incentive agreements.

Lalande Group Acquisition

On October 23, 1998, the Company completed the acquisition of the Lalande Financial Group, Inc. and related entities pursuant to stock purchase agreements with the owners, including McRae B. Johnston who became President of the Company’s Personal Lines Division and entered into an employment agreement with the Company. In December 2002, Mr. Johnston resigned his employment with the Company and all but one of its subsidiaries, with which he remained employed until March 2003. The Company and Mr. Johnston entered into separation agreements and releases pursuant to which they each mutually released the other from their contractual obligations and other claims, and the Company paid an aggregate of $400,000 to Mr. Johnston. Mr. Johnston also entered into a consulting agreement with a subsidiary pursuant to which Mr. Johnston was paid $50,000 in March, 2003 and will be paid an additional $150,000 in three $50,000 payments in each of June, September and December of 2003.

Transactions with Goff Moore Strategic Partners, L.P.

1999 GMSP Transaction. On October 4, 1999, the Company sold to GMSP, for an aggregate purchase price of $31,620,000, (i) 31,620 shares of Series A Preferred Stock, which are convertible into 6,200,000 shares of Common Stock at a conversion price of $5.10 per share (subject to adjustment for certain events), (ii) the Series A Warrant to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $6.375 per share and expiring October 4, 2004 and (iii) the Series B Warrant to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $8.50 per share and expiring October 4, 2006. At closing the Company and its insurance company subsidiaries entered into Investment Management Agreements with GMSP, pursuant to which GMSP manages their respective investment portfolios. Completion of these transactions (the “1999 GMSP Transaction”) concluded the strategic alternatives review process that the Company initiated in 1998. Proceeds from the 1999 GMSP Transaction were available for acquisitions, investments and other corporate purposes. GMSP has a contractual right to nominate two directors to the Board by virtue of its beneficial ownership of the Series A Preferred Stock. GMSP’s nominees are Messrs. Goff and Balloch.

2001 GMSP Transaction. On March 23, 2001, the Company consummated a transaction with GMSP (the “2001 GMSP Transaction”) pursuant to which, among other things, the Company issued shares of its newly created Series C Preferred Stock to GMSP in exchange for an aggregate purchase price of $3,000,000 in cash.

The annual dividend rate on the Series C Preferred Stock is 10% until March 23, 2004 and 20% thereafter. Unpaid dividends are cumulative and compounded. The Series C Preferred Stock is redeemable at the Company’s option after March 23, 2006 and at the option of the majority holders after March 23, 2007 at a price of $1,000 per share plus accrued and unpaid dividends. The Series C Preferred Stock is not convertible into Common Stock.

The agreement with GMSP in connection with the 2001 GMSP Transaction was conditioned upon the following changes in the securities currently held by GMSP. The exercise prices of the Series A Warrant and the Series B Warrant held by GMSP were amended to $2.25 per share and $2.5875 per share, respectively. Each of these warrants provides for the purchase of 1,550,000 shares of Common Stock, subject to adjustment. Further, the Company is required to redeem the outstanding shares of its Series A Preferred Stock on January 1, 2006, subject to certain conditions, at a price of $1,000 per share plus accrued and unpaid dividends. Any Series A Preferred Stock unredeemed for any reason after that date would accrue interest, payable quarterly at a rate equal to eight percent per year with any unpaid interest compounded annually. The Series A Preferred Stock is convertible into 6,200,000 shares of Common Stock at a conversion price of $5.10 per share and, should the Company pay dividends on its Common Stock, the Series A Preferred Stock would be entitled to dividends as if converted into Common Stock.

The agreement with GMSP provided an opportunity to convert the Company’s illiquid investments with a cost of $4,200,000 to cash as of November 30, 2002, as follows: the Company could at its option require GMSP to purchase the illiquid investments for $2,100,000, less any future cash received prior to November 30, 2002 from the investments. GMSP could at its option require the Company to sell the illiquid investments to GMSP for $4,200,000, less any future cash received prior to November 30, 2002 from the investments. During the second quarter of 2001, the Company recognized a permanent impairment of these investments and wrote down the carrying value to the amount recoverable from GMSP under the put option. In February 2002, GMSP consented to the early exercise of the Company’s option, and the Company exercised its option to require GMSP to purchase the illiquid investments for approximately $2,100,000.

Amendment to Investment Management Agreements. In August 2002, the Company entered into an amendment to its Investment Management Agreements with GMSP. The amendment reduces, effective as of October 1, 2002, the minimum aggregate monthly payment owed by the Company to GMSP from $75,000 to $63,195 (with respect to each calendar month from October 2002 through September 2003), $53,750 (with respect to each calendar month from October 2003 through September 2004), and $45,417 (with respect to each calendar month after September 2004). The amendment also changes the date upon which either party to each of the investment management agreements can terminate such agreements at its sole option from October 4, 2002 to September 30, 2005.

Transactions with Robert W. Stallings

On March 23, 2001, the Company consummated a transaction with Mr. Stallings (the “Stallings Transaction”) pursuant to which, among other things, the Company issued shares of its newly created Series B Preferred Stock and a warrant to purchase an aggregate of 1,050,000 shares of Common Stock at $2.25 per share and expiring March 23, 2006 in exchange for an aggregate purchase price of $3,000,000 in cash. The annual dividend provisions and the redemption provisions of the Series B Preferred Stock are the same as those for the Series C Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at $2.25 per share. Subject to adjustment for certain events, the Series B Preferred Stock is convertible into a maximum of 1,333,333 shares of Common Stock. Mr. Stallings also entered into a consulting agreement pursuant to which he provides consulting services (including strategic planning advice, analysis of the subsidiaries’ performance in various sectors of their respective business and recommendations for growth strategies and opportunities for new markets and products) to the Company’s insurance subsidiaries for a period of five years ending on March 22, 2006 for $300,000 per annum. Mr. Stallings has a contractual right to be nominated to the Board by virtue of his beneficial ownership of the Series B Preferred Stock. Mr. Stallings was elected non-executive Vice Chairman of the Board and a director of the Company on March 30, 2001, and on September 6, 2001, he was elected non-executive Chairman of the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The individuals named below (the “Named Executives”) include the Company’s chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 2002. Information is provided on an accrual basis for the fiscal years ending on December 31 of the three years shown in the table below.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation				All Other Compensation ($)
							Awards			Payouts
Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)		LTIP Payouts ($)

Glenn W. Anderson President and Chief Executive Officer	2002 2001 2000	340,000 340,000 340,000	— — —	(1) (1) (1)	8,400 8,400 8,400	(2) (2) (2)	— — —	— — 230,000	(3)	— — —	18,085(4) 6,196(4) 7,119(4)

McRae B. Johnston(5) President-Personal Lines Division	2002 2001 2000	280,000 280,000 280,000	— — —	(1) (1)	20,560 11,127 9,060	(6) (6) (6)	— — —	— — 11,200		— — —	3,825(4) 3,825(4) 3,444(4)

Michael Johnston President-Personal Lines Division	2002 2001 2000	178,000 164,500 160,000	— — —	(1) (1)	17,560 10,627 9,060	(7) (7) (7)	— — —	— — —		— — —	3,600(4) 3,696(4) 3,192(4)

Richard M. Buxton Senior Vice President Mergers and Acquisitions, Investor Relations	2002 2001 2000	178,343 170,000 169,000	— — —	(1) (1) (1)	— — —		— — —	— — 19,000		— — —	4,625(4) 3,825(4) 3,493(4)

Daniel J. Coots Senior Vice President and Chief Financial Officer	2002 2001 2000	157,699 155,000 155,000	— — —	(1) (1) (1)	— — 75,356	(8)	— — —	— — 15,000		— — —	5,728(4) 4,618(4) 3,840(4)

Richard A. Laabs(9) Senior Vice President Information Technology	2002 2001 2000	154,982 150,000 145,917	— — —	(1) (1) (1)	— — —		— — —	— — 15,000		— — —	5,143(4) 4,469(4) 3,493(4)

Jackiben N. Wisdom Vice President-Claims	2002 2001 2000	120,221 83,076 80,745	— — 5,500	(1) (1) (1)	— — —		— — —	— — 1,275		— — —	5,594(4) 4,154(4) 1,825(4)

(1)	Due to financial losses suffered by the Company during the year and the Company’s need to conserve its capital, no bonus was paid to any of the Named Executives (other than Mr. Wisdom who was not a Named Executive at the time) for the years ended December 31, 2002, 2001 or 2000.

(2)	Amounts for automobile allowance.

(3)	The grant to Mr. Anderson of an option to purchase 180,000 shares of Common Stock, which shares of Common Stock are included in this figure, was part of an effort to further align his interests with those of the shareholders. The grant of such option to Mr. Anderson followed, and had been conditioned on, his open market purchases of shares of Common Stock in March 2000 for an aggregate purchase price in excess of $500,000.

(4)	This amount consists of the Company’s matching contribution under the 401(k) Plan, except that with regard to Messrs. Anderson, Buxton, Coots and Laabs, the 2002 amount also includes a holiday season cash payment of $300. In the case of Mr. Anderson, this amount also includes premiums paid for his benefit (i) on term life insurance in the amount of $2,277, $2,371 and $3,626 in 2002, 2001 and 2000, respectively, and (ii) on disability insurance in the amount of $10,508 in 2002.

(5)	Excludes amounts paid to Mr. Johnston in connection with the acquisition of the Lalande Group by the Company and the Johnston Release Agreements. In December 2002, Mr. Johnston resigned his employment with the Company and all but one of its subsidiaries with which he remained employed until March 2003. See “Election of Directors— Certain Transactions—Lalande Group Acquisition.”

(6)	In 2002, $11,560 was for health insurance reimbursement and $9,000 was for an automobile allowance. In 2001, $9,627 was for health insurance reimbursement and $1,500 was for an automobile allowance. In 2000, the entire amount was for health insurance reimbursement.

(7)	In 2002, $11,560 was for health insurance reimbursement and $6,000 was for an automobile allowance. In 2001, $9,627 was for health insurance reimbursement and $1,000 was for an automobile allowance. In 2000, the entire amount was for health insurance reimbursement.

(8)	Amount represents dollar value difference between the price paid for shares of Common Stock by Mr. Coots upon exercise of certain options to purchase Common Stock and the fair market value of such Common Stock at the date of purchase.

(9)	Mr. Laabs resigned his employment with the Company in January 2003.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table summarizes for each of the Named Executives the number of stock options, if any, exercised during the fiscal year ended December 31, 2002, the aggregate dollar value, if any, realized upon exercise, the total number of unexercised stock options held at December 31, 2002, if any, and the aggregate dollar value of the unexercised options held at December 31, 2002, if any. Value realized upon exercise, if any, is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 2002, the latter of which was $0.09 per share. These values, unlike the amounts, if any, set forth in the column headed “Value Realized,” have not been, and may never be, realized. The options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that the values shown will be realized.

AGGREGATED OPTION EXERCISES IN THE LAST

FISCAL YEAR AND FY-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End			Value of Unexercised In-The-Money Options/SARs at FY-End ($)
Name			Exercisable		Unexercisable	Exercisable	Unexercisable
Glenn W. Anderson President and Chief Executive Officer	—	—	609,710	(1)	200,000	—	—

McRae B. Johnston President-Personal Lines Division	—	—	6,720	(2)	4,480	—	—

Michael Johnston President-Personal Lines Division	—	—	5,055	(3)	3,370	—	—

Richard M. Buxton Senior Vice President Mergers and Acquisitions, Investor Relations	—	—	45,564	(4)	7,600	—	—

Daniel J. Coots Senior Vice President and Chief Financial Officer	—	—	44,135	(5)	6,000	—	—

Richard A. Laabs Senior Vice President Information Technology	—	—	28,435	(6)	6,000	—	—

Jackiben N. Wisdom Vice President-Claims	—	—	6,000	(7)	9,000	—	—

(1)	Options to purchase 579,710 shares are exercisable at approximately $5.75 per share and options to purchase 30,000 shares are exercisable at approximately $5.50 per share.

(2)	Options to purchase 6,720 shares are exercisable at approximately $5.50 per share.

(3)	Options to purchase 5,055 shares are exercisable at approximately $5.50 per share.

(4)	Options to purchase 34,164 shares are exercisable at approximately $6.03 per share and options to purchase 11,400 shares are exercisable at approximately $5.50 per share.

(5)	Options to purchase 35,135 shares are exercisable at approximately $6.03 per share and options to purchase 9,000 shares are exercisable at approximately $5.50 per share.

(6)	Options to purchase 19,435 shares are exercisable at approximately $6.03 per share and options to purchase 9,000 shares are exercisable at approximately $5.50 per share.

(7)	Options to purchase 6,000 shares are exercisable at approximately $5.50 per share.

TEN YEAR OPTIONS/SAR REPRICINGS

Name	Date	Number of securities underlying options/SARs repriced or amended (#)		Market price of stock at time of repricing or amendment ($)		Exercise price at time of repricing or amendment ($)	New exercise price ($)	Length of original option term remaining at date of repricing or amendment
Glenn W. Anderson President and Chief Executive Officer	07/24/98	579,710	(1)	5.75	(2)	8.63	5.75	5 yrs

McRae B. Johnston President—Personal Lines Division	—	—		—		—	—	—

Michael Johnston President—Personal Lines Division	—	—		—		—	—	—

Richard M. Buxton Senior Vice President Mergers and Acquisitions, Investor Relations	07/24/98	34,164		6.03	(2)	9.63	6.03	8.44 yrs

Daniel J. Coots Senior Vice President and Chief Financial Officer	07/24/98	35,135		6.03	(2)	10.63	6.03	7.75 yrs

Richard A. Laabs Senior Vice President Information Technology	07/24/98	19,435		6.03	(2)	10.63	6.03	7.75 yrs

Jackiben N. Wisdom Vice President-Claims	—	—		—		—	—	—

(1)	The actions taken with respect to Mr. Anderson’s options were taken pursuant to the Anderson Employment Agreement described above under “Election of Directors – Certain Transactions – Glenn W. Anderson Employment Agreement” and were part of an inducement for him to join the Company.

(2)	This amount is equal to the average of the lowest and highest price of the Common Stock on July 24, 1998, except that pursuant to the terms of the Anderson Employment Agreement, the amount attributed to the Common Stock underlying Mr. Anderson’s options equals the lowest closing price of the Common Stock during the five day period after the public announcement of the Company’s results of operations for the quarter ended June 30, 1998.

Employee Benefit Plans

At December 31, 2002, the Company had two plans under which options could be granted: the 1995 Option Plan and the 1998 Incentive Plan. The 1995 Option Plan was approved by the shareholders on May 10, 1996 and 1,071,000 shares are currently reserved for issuance under this plan. Options granted under the 1995 Option Plan have a maximum ten year term and are exercisable at the rate of 20% immediately upon grant and 20% on each of the first four anniversaries of the grant date. The 1998 Incentive Plan was approved by the shareholders on July 17, 1998, and the aggregate number of shares of Common Stock that may be issued under the 1998 Incentive Plan is limited to 1,000,000. Under the 1998 Incentive Plan, stock options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards may be granted.

The Company has the 401(k) Plan to help eligible employees build financial security for retirement and to help protect them and their beneficiaries in the event of death or disability. Generally all employees of the Company are eligible to participate in the 401(k) Plan. The Company and the participant both make contributions to the 401(k) Plan. The 401(k) Plan currently permits employees to direct that their accounts be invested in any of a number of mutual funds or other publicly traded securities. The 401(k) Plan Investment Committee determined in 2003 not to allow employees to direct that their 401(k) Plan accounts purchase additional shares of Common Stock; however, employee 401(k) Plan accounts which held Common Stock prior to that time may continue to hold those shares. The 401(k) Plan contains no restrictions on the disposition of interests in the Plan or Common Stock held by the 401(k) Plan, but participants in the 401(k) Plan will be subject to general Company policy regarding transactions involving Common Stock to facilitate compliance with applicable securities laws. Should the Company decide to change the 401(k) Plan trustee, there will be a period of time during which interests in the Plan will not be able to be traded or otherwise disposed of.

See “Certain Transactions” for additional information regarding arrangements relating to compensation of officers and key employees.

Compensation of Directors

Each director of the Company who is not a full time employee of the Company receives a quarterly retainer and a meeting fee for each in person meeting, plus expenses incurred in attending meetings of the Board. In 2002, each director received $4,000 as a quarterly retainer and $2,000 per scheduled Board meeting attended. Directors did not receive additional compensation for service on Board committees. Directors who are also full time employees of the Company are not separately compensated for their service as a director.

Joel C. Puckett was appointed non-executive Vice Chairman of the Board on September 6, 2001. Prior to that time, Mr. Puckett served as non-executive Chairman of the Board since April 1998. For his services until June 6, 2002 as non-executive Vice Chairman of the Board and in lieu of the fees the other outside directors received during this period, Mr. Puckett received aggregate fees of $30,489 in 2002 in the form of a monthly fee equivalent to twenty percent of the monthly base compensation of the Chief Executive Officer for the period.

Directors have periodically been granted and hold stock options granted under one or more of the Company’s 1995 Option Plan and 1998 Incentive Plan. On May 25, 2000, options to purchase an aggregate of 33,600 shares of Common Stock for $5.50 per share were granted to non-employee directors of the Company under the 1998 Incentive Plan as follows: Joel C. Puckett, 8,400 shares; Sam Rosen, 8,400 shares; Harden H. Wiedemann, 8,400 shares; and John H. Williams, 8,400 shares. The options expire May 24, 2010 and became vested and exercisable in full on May 25, 2001. See the preceding tables and “Security Ownership of Certain Beneficial Owners and Management” for more information regarding such grants.

Change in Control Agreements

Of the Named Executives, Glenn W. Anderson, Richard M. Buxton and Daniel J. Coots (the “Change in Control Executives”) have each entered into agreements (“Change in Control Agreements”) which provide for the payment of benefits if he is actually or “constructively” terminated following a change in control of the Company and are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. No benefits generally are payable if a Change in Control Executive terminates his own employment other than for “good reason” or is terminated for cause. No benefits beyond those otherwise provided by the Company are provided if a Change in Control Executive’s employment terminates by reason of death, disability or retirement.

If, within two years following a change in control, a Change in Control Executive is terminated by the Company for reasons other than cause, or if the Change in Control Executive terminates employment for “good reason,” the Change in Control Executive will be paid a lump sum cash payment. In the case of Mr. Anderson, the lump sum cash payment would be in an amount equal to two times Mr. Anderson’s base salary; provided, however, such payment shall not be less than 1.25 times the amount reported on Mr. Anderson’s Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. Under the terms of the Anderson Employment Agreement described above under “Election of Directors—Certain Transactions—Glenn W. Anderson Employment Agreement,” if Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his Change in Control Agreement. In the case of the other Change in Control Executives, the lump sum cash payment would be in an amount equal to 150% of the Change in Control Executive’s base salary. In the event any of such payments would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such payment would be reduced to the extent necessary to make the entire payment deductible.

The Change in Control Agreements with Messrs. Buxton and Coots were entered into at the end of 2001 in place of prior agreements. The Change in Control Agreement with Mr. Anderson was entered into in 1998 when he joined the Company. Richard A. Laabs, a Named Executive who resigned in January 2003, also received a Change in Control Agreement in 2001 in place of a prior agreement; his Change in Control Agreement terminated upon his resignation in January 2003 and he did not receive any payments thereunder.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are Sam Rosen, Harden H. Wiedemann, and John H. Williams, Chairman. No executive officer of the Company served as a member of the compensation committee of, or as a director of, another entity, one of the executive officers of which served either on the Compensation Committee or the Board.

Report of the Compensation Committee on Executive Compensation

General. The Compensation Committee is composed of the non-employee directors named below. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals: (i) provision of incentives and rewards that will attract and retain highly qualified and productive people; (ii) motivation of employees to high levels of performance; (iii) differentiation of individual pay based on performance; (iv) consideration of external competitiveness and internal equity; and (v) alignment of Company, employee and shareholder interests.

The principal components of executive compensation are base pay, discretionary bonus, and long-term incentives in the form of stock options. Executive compensation also includes various benefit and retirement programs. Each element has a somewhat different purpose and is considered in the determinations regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer.

The financial performance of the Company is also considered in determinations of executive compensation. Due to the losses suffered by the Company discussed in the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2002 and the need to conserve capital, no bonuses were paid to any of the Company’s executive officers for 2002.

Chief Executive Compensation. On April 17, 1998, Glenn W. Anderson assumed the position of President and Chief Executive Officer of the Company under the Anderson Employment Agreement described under “Election of Directors—Certain Transactions—Glenn W. Anderson Employment Agreement” which was approved by the unanimous vote of the Board. The terms of Mr. Anderson’s employment were based on arms length negotiations prior to Mr. Anderson agreeing to join the Company and the competition for experienced insurance executives qualified for service as President and Chief Executive Officer of the Company. Mr. Anderson did not receive any significant compensation for 2002 other than pursuant to the Anderson Employment Agreement.

Other Executives. The compensation of the four most highly paid executive officers other than the Chief Executive Officer is disclosed in the Summary Compensation Table, which reflects the amounts earned under incentive programs intended to tie compensation to individual and Company performance during the year. Recognizing the important role that Messrs. Buxton, Coots and Laabs had been playing, and would be expected to continue to play, in the Company’s transition of existing business into other businesses, in August 2002 the Company entered into executive severance agreements with such senior executives. See “Certain Transactions—Executive Severance Agreements.”

The policies of the Compensation Committee call for the inclusion in Company executive compensation packages not only of competitive salary and short term incentive elements, but also of incentives which emphasize the long-term enhancement of Common Stock value. No stock options were granted to any executive officers in 2002. However, in an effort to encourage certain employees to remain with the Company while the Company closes out its commercial lines, the Company entered into retention incentive agreements with sixteen of its employees, three of whom are officers of the Company. See “Certain Transactions—Incentive Retention Agreements.”

Section 162(m). Section 162(m) of the Code denies a deduction with respect to the aggregate compensation of a company’s chief executive officer and its four other highest compensated officers with respect to compensation which exceeds $1,000,000 in the aggregate for any taxable year for any one of such employees. Compensation resulting from the grant, exercise or disposition of awards is potentially subject to the Code Section 162(m) limitation, while certain qualified “performance-based compensation” is excepted from the Section 162(m) limitation if it is disclosed to shareholders and approved by a majority of the shareholders in a separate shareholder vote prior to payment of such compensation. Although it is the basic policy of the Compensation Committee to attempt to preserve the deductibility of compensation provided by the Company, its ability to do so depends on the timing of the need to provide compensation awards and other factors beyond the control of the Compensation Committee. The option granted to Mr. Anderson under the Anderson Employment Agreement in 1998 does not satisfy the requirements of Section 162(m) because it was impracticable to obtain prior shareholder approval thereof as it was granted to induce Mr. Anderson to join the Company. The Compensation Committee will continue to consider available alternatives, if any, to preserve the deductibility of compensation and benefits to the extent reasonably practicable under the circumstances.

John H. Williams, Chairman

Sam Rosen

Harden H. Wiedemann

Report of the Audit Committee

The Audit Committee is comprised solely of directors who are not employees or affiliated persons of, and do not receive directly or indirectly any consulting, advisory or other compensatory fees from, the Company or any of its subsidiaries, other than as members of the Board or one of its committees. The Audit Committee operates under a written charter adopted by the Board on February 24, 2000 (the “Audit Committee Charter”), a copy of which was attached to the proxy statement regarding the Company’s Annual Meeting of shareholders held on September 7, 2000. The Committee reviews and assesses the adequacy of its charter on an annual basis. During 2002 and 2003, the Board and the Audit Committee have been evaluating the Audit Committee Charter in light of the enactment of the Sarbanes-Oxley Act of 2002 and the continuing promulgation by the SEC of rules thereunder, and expect that conforming changes to the Audit Committee Charter will be adopted in 2003.

As described more fully in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP (“KPMG”), the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (“GAAS”).

The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and KPMG. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and KPMG on the basis of the information it receives, discussions with management and KPMG and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditors and KPMG, including the audit scope, external audit fees, auditor independence matters and the extent to which KPMG may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace KPMG. The Audit Committee also discusses with KPMG the results of their audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and KPMG presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact on the Company or are the subject of discussions between management and KPMG. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed, and discussed with management and KPMG, the Company’s audited consolidated financial statements included in the Company’s SEC Form 10-K Report for its fiscal year ended December 31, 2002 and the opinion of KPMG dated March 24, 2003, based on KPMG’s audits in accordance with GAAS, that these consolidated financial statements present fairly, in all material respects, the consolidated balance sheets of the Company and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with management and KPMG any significant changes to the Company’s accounting principles, the quality of accounting principles and estimates used in the preparation of the Company’s financial statements, and any items required to be communicated by KPMG in accordance with Statement of Auditing Standards No. 61.

The Audit Committee has reviewed and confirmed the independence of KPMG as independent auditors by requiring that KPMG submit to the Audit Committee a formal written statement delineating all relationships between KPMG and the Company, and has engaged in a dialogue with KPMG with respect to any disclosed relationships or services that may impact KPMG’s objectivity and independence. Based in part on the foregoing, following the Audit Committee’s discussions with management and KPMG, the Audit Committee recommended to the Board that the financial statements as of and for the years ended December 31, 2002 audited by KPMG be included in the Company’s Annual Report on SEC Form 10-K.

The Board determined in March 2003 that none of the members of the Audit Committee is an “audit committee financial expert” as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002, but that Audit Committee member Joel C. Puckett has attributes and experience that make it unnecessary for the Company to recruit an “audit committee financial expert” for the Board and Audit Committee. Mr. Puckett graduated from the University of Minnesota in 1965 as an accounting major with distinction and is a certified public accountant. After college, he worked for Arthur Andersen & Company for eight years and thereafter maintained his own public accounting practice; in these capacities his accounting experience relates primarily to tax and financial planning matters. In addition, Mr. Puckett was for a number of years the managing partner of a private venture capital fund and in that capacity sought investment opportunities, reviewed business plans and made investment decisions. He currently serves on the boards of directors of a bank and a bank holding company, neither of which is publicly held.

Joel C. Puckett, Chairman

Harden H. Wiedemann

John H. Williams

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding reports and the Performance Graph below shall not be incorporated by reference into any such filings.

Share Investment Performance

The following graph shows changes over the five-year period ended December 31, 2002 in the value of $100 invested in: (1) the Common Stock; (2) the Standard & Poor’s Property-Casualty Insurance Index; and (3) the Standard & Poor’s 500 Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Board upon the recommendation of its Audit Committee, of KPMG to be the independent auditors of the Company for the current fiscal year. KPMG, or its predecessor, has served as the Company’s independent auditors since 1984. The Company has been advised that KPMG has no relationship with the Company or its subsidiaries other than that arising from the firm’s employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG.

Representatives of KPMG attend some meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. See “Election of Directors—Organization of the Board; Meetings—Audit Committee.”

A representative of KPMG will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to KPMG LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal year 2002.

Audit Fees	$272,950

Audit related fees (1)	16,350

Audit and audit related fees	$289,300

Tax fees (2)	57,095

All other fees (3)	—

Total fees	$346,395

(1)	Audit related fees of KPMG for 2002 consisted of fees for audits of financial statements of employee benefit plans.

(2)	Tax fees of KPMG for 2002 consisted of fees for tax consultation and tax compliance services.

(3)	No financial information systems design and implementation services were provided to the Company by KPMG in 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF SUCH APPOINTMENT.

ACTION TO BE TAKEN UNDER THE PROXY

The accompanying proxy will be voted “FOR” the election of the eight persons recommended by the Board and named under “Election of Directors” as nominees for director of the Company and “FOR” approval of the appointment of KPMG as the Company’s independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board knows of no matters, other than the election of directors and the approval of the appointment of KPMG, that are to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2004 annual meeting of shareholders of the Company, a proposal must be received at the principal executive offices of the Company on the date in the year 2004 that corresponds to the date that is not less than 120 calendar days before the date that this Proxy Statement was released to shareholders in connection with the 2003 annual meeting. However, if the date of the 2004 annual meeting of shareholders changes by more than 30 days from the date of the 2003 meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

If a proposal is submitted other than by the process provided by Rule 14a-8, the shareholder proposal must meet the requirements of Section 2.12 of the Bylaws of the Company. Section 2.12 of the Bylaws provides that to be timely, a proposal must be delivered to or mailed and received at the Company’s principal executive offices not less than 50 days nor more than 75 days prior to the meeting; provided, that if less than 65 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, a shareholder’s notice to the Company must be received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

ANNUAL REPORTS

Form 10-K

The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002, and all amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Such report was filed with the SEC on March 28, 2003. Requests for copies of such report should be directed to Investor Relations, 1445 Ross Avenue, Suite 5300, Dallas, Texas 75202, (214) 647-0415. This Form 10-K Report, as well as the Company’s other filings with the SEC, may be read and copied at the SEC’s public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

Annual Report to Shareholders

The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2002 is being mailed to shareholders of record at the Record Date concurrently with the mailing of this Proxy Statement. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING. YOU MAY ALSO VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY.

PROXY BY MAIL					Please mark your votes like this	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, AND IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
1. Election of Eight Directors.	☐	☐	2. Appointment of independent auditors.	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name below)

01 Glenn W. Anderson, 02 Hugh M. Balloch, 03 John C. Goff, 04 Joel C. Puckett, 05 Sam Rosen, 06 Robert W. Stallings, 07 Harden H. Wiedemann, and 08 John H. Williams.					Change of Address	☐
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

COMPANY NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

Signature                                                                       Signature                                                                       Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

é  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  é

VOTE BY TELEPHONE OR INTERNET

QUICK  * * *  EASY  * * *  IMMEDIATE

GAINSCO, INC.

■	You can now vote your shares electronically through the Internet or the telephone.
■	This eliminates the need to return the proxy card.
■	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED

ELECTRONICALLY

GAINSCO, INC.

P R O X Y	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2003

The undersigned hereby appoints Robert W. Stallings, Joel C. Puckett and Glenn W. Anderson, and each of them, proxies with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of GAINSCO, INC. to be held on May 19, 2003, at 9:00 a.m. in the Garden Room of the Fairmont Hotel Dallas, 1717 North Akard Street, Dallas, Texas 75201, or at any adjournment thereof, hereby revoking any proxy heretofore given. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

(USE ONLY FOR CHANGE OF ADDRESS)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The undersigned hereby acknowledges receipt of the Notice of the aforesaid Annual Meeting.

(Continued and to be signed on reverse side)

é  FOLD AND DETACH HERE  é